Exhibit Number 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-62029 and 333-64921) pertaining to the Iomega Retirement and Investment Savings Plan of our report dated May 29, 2002, with respect to the financial statements and schedule of the Iomega Retirement and Investment Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

San Diego, CA
June 20, 2002